November 9, 2023 Priority Technology Holdings, Inc. (Nasdaq: PRTH) Supplemental Slides: 3Q 2023 Earnings Call

DISCLAIMER Important Notice Regarding Forward-Looking Statements and Non-GAAP Measures This presentation contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about future financial and operating results, our plans, objectives, expectations and intentions with respect to future operations, products and services, and other statements identified by words such as “may,” “will,” “should,” “anticipates,” “believes,” “expects,” “plans,” “future,” “intends,” “cou ld,” “estimate,” “predict,” “projects,” “targeting,” “potential” or “contingent,” “guidance,” “anticipates,” “outlook” or words of similar meaning. These forward-looking statements include, but are not limited to, Priority Technology Holdings, Inc.’s (“Priority”, “we”, “our” or “us”) 2023 outlook and statements regarding our market and growth opportunities. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive risks, trends and uncertainties that could cause actual results to differ materially from those projected, expressed, or implied by such forward-looking statements. Our actual results could differ materially, and potentially adversely, from those discussed or implied herein. We caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. All forward-looking statements are expressly qualified in their entirety by these cautionary statements. You should evaluate all forward-looking statements made in this presentation in the context of the risks and uncertainties disclosed in our Securities and Exchange Commission (“SEC”) filings, including our Annual Report on Form 10-K filed with the SEC on March 23, 2023 and our Quarterly Report on Form 10-Q filed with the SEC on November 9, 2023. These filings are available online at www.sec.gov or www.prioritycommerce.com. We caution you that the important factors referenced above may not contain all of the factors that are important to you. In addition, we cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences we anticipate or affect us or our operations in the way we expect. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance. The forward-looking statements included in this presentation are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements. This presentation includes certain non-GAAP financial measures that are not prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) and that may be different from non-GAAP financial measures used by other companies. Priority believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends of the Company. These non-GAAP measures should not be considered in isolation from, or as an alternative to, financial measures determined in accordance with GAAP. See the footnotes on the slides where these measures are discussed and the slides at the end of this presentation for a reconciliation of such non-GAAP financial measures to the most comparable GAAP numbers. Additionally, we present guidance for Adjusted EBITDA and Adjusted EBITDA as percentage of Adjusted Gross Profit, non-GAAP measures without reconciliation due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations. See more information in Priority’s earnings press release. Adjusted Gross profit referred throughout this presentation is a non-GAAP measure calculated by subtracting Cost of services (excluding depreciation and amortization) from Revenue. Adjusted Gross profit margin referred throughout this presentation is a non-GAAP measure calculated by dividing Adjusted Gross Profit discussed above by Revenue. See Appendix 1 of this presentation for a reconciliation of Adjusted Gross Profit to Gross Profit as per GAAP and Priority’s earnings press release for more details. 2

~$118B+ in LTM Total Volume Q3 2023 RESULTS $850MM+ Deposits NET REVENUE +14%a ADJ GROSS PROFIT1 +24% ADJ EBITDA1 +28% OPERATING INCOME +67% Q3 2023 KEY METRICS CONTINUED STRONG MOMENTUM Key 3rd Quarter 2023 Highlights 3 1Adjusted Gross Profit, Adjusted Gross Profit margin and Adjusted EBITDA referred in this presentation are non-GAAP measures. See slide 2 for further details. 820K+ Total Accounts TOTAL REVENUE (In Millions) ADJUSTED EBITDA1 (In Millions) $755 - $765 $167 - $170 $404 $515 $664 $755 $10 2020 2021 2022 2023 Guidance Range $70 $96 $140 $167 $3 2020 2021 2022 2023 Guidance Range

Revenue increased 14% to $189.0 million Adj Gross Profit1 increased 24% to $72.3 million Adj Gross Profit margin1 increased 310 basis points to 38.3% Adjusted EBITDA1 increased 28% to $45.0 million $58.5M $72.3M 35.2% 38.3% $35.1M $45.0M $166.4M $189.0M Q3 22 Q3 23 Q3 22 Q3 23 Q3 22 Q3 23Q3 22 Q3 23 Q3 2023 Consolidated Results 14% 24% 310BP 28% 4 1Adjusted Gross Profit, Adjusted Gross Profit margin and Adjusted EBITDA referred in this presentation are non-GAAP measures. See slide 2 for further details.

Revenue increased 14% to $556.3 million Adj Gross Profit1 increased 22% to $202.4 million Adj Gross Profit margin1 increased 230 basis points to 36.4% Adjusted EBITDA1 increased 23% to $123.7 million $165.9M $202.4M 34.1% 36.4% $100.5M $123.7M $486.1M $556.3M Q3 22 Q3 23 Q3 22 Q3 23 Q3 22 Q3 23Q3 22 Q3 23 Year-to-Date Consolidated Results 14% 22% 230BP 23% 5 1Adjusted Gross Profit, Adjusted Gross Profit margin and Adjusted EBITDA referred in this presentation are non-GAAP measures. See slide 2 for further details.

Priority Unified Commerce Platform

APPLICATIONS

SMB ACQUIRING

POS Terminals
- Pro
- Flex
- Enterprise

MXM™ POS Suite

Applications
- Retail
- Restaurant
- e|tab
- LandlordStation
- Build
- Givve
- PayRight

B2B PAYMENTS

CPX
Supplier Funded

Plastiq
Buyer Funded

AP Automation

ENTERPRISE PAYMENTS

Passport Program Mgmt

CFTPay

CFTConnect

BANKING

Passport Account UI

Passport Commerce APIs (Passport)

ENGINE

Passport Platform Architecture (Shared Macro/Micro Services)

Commerce
- Card Processing
- Compliance
- Card Issuing
- Pay Fac

Banking
- Virtual Accounts
- ACH/ACH+
- Bill Payments
- Check Processing /Recon
- Ledger
- Compliance

Data Science
- Data Warehouse
- Business Intelligence
- Data Science
- Visualization

6

FINANCIAL RESULTS

SMB Highlights - Q3 2023 8 1Adjusted Gross Profit, Adjusted Gross Profit margin and Adjusted EBITDA referred in this presentation are non-GAAP measures. See slide 2 for further details. Revenue $140.1MM +0.1% YoY Adj. Gross Profit1 $34.2MM (4%) YoY Adj. Gross Profit Margin1 24.4% (100) Bps YoY ➢ Bankcard $ Volumes decreased 6% to $14.2 billion due to diversification strategy of large reseller ➢ Avg Number of Accounts down 5% to ~240K (up > 5K excluding impact of large reseller) ➢ New monthly boards averaged 4K during quarter 3Q 2023 Segment Highlights Operating Income $11.8MM (13%) YoY

B2B Highlights - Q3 2023 9 1Adjusted Gross Profit, Adjusted Gross Profit margin and Adjusted EBITDA referred in this presentation are non-GAAP measures. See slide 2 for further details. Revenue $13.8MM +182% YoY Adj. Gross Profit1 $5.0MM +67% YoY Adj. Gross Profit Margin1 36.2% (2,500) bps YoY ➢ Revenue growth driven by Plastiq and CPX, but partially offset by the final wind down of the Managed Services business ➢ Adjusted Gross Profit Margins declined due to mix of Revenue 3Q 2023 Segment Highlights Operating Income $0.1MM (50%) YoY

Enterprise Highlights - Q3 2023 10 1Adjusted Gross Profit, Adjusted Gross Profit margin and Adjusted EBITDA referred in this presentation are non-GAAP measures. See slide 2 for further details. Revenue $35.1MM +63% YoY Adj. Gross Profit1 $33.1MM +66% YoY Adj. Gross Profit Margin1 94.3% +170 bps YoY ➢ Avg Monthly New Enrollments of 56K increased 49% from 38K ➢ Avg Number of Billed Clients increased 52% to 591K from 387K ➢ Increase in deposit balances and interest rates continues to drive growth in revenue 3Q 2023 Segment Highlights Operating Income $21.3MM +129% YoY

Consolidated Operating Expenses - Q3 2023 11 Salaries & Benefits $20.1MM +23% YoY SG&A $11.4MM +12% YoY Depreciation & Amortization $17.3MM (3%) YoY ➢ Higher salary and employee benefits expense driven by increased headcount in late 2022 combined with acquisition activity in the quarter ➢ Increase in selling, general, and administrative expenses primarily due to certain non-recurring items including acquisition related transaction costs 3Q 2023 Highlights

Adjusted EBITDA experienced strong growth in Q3 2023 ➢ Q3 2023 Adjusted EBITDA of $45.0 million increased 28% from $35.1 million in Q3 2022 Adjusted EBITDA1 Walk 12 1Adjusted Gross Profit, Adjusted Gross Profit margin and Adjusted EBITDA referred in this presentation are non-GAAP measures. See slide 2 for further details. (In millions) 2023 2022 Q3 Q3 Consolidated net income (loss) (GAAP) (0.1)$ (0.8)$ Add: Interest expense 20.0 13.4 Add: Depreciation and amortization 17.3 17.8 Add: Income tax expense (benefit) 4.3 1.7 EBITDA (non-GAAP) 41.5 32.1 Further adjusted by: Add: Non-cash stock-based compensation 1.5 1.1 Add: Non-recurring expenses: Debt extinguishment and modification costs - - Change in fair value of contingent consideration - 1.1 Gain on sale of PRET/Payix, net of NCI (0.2) - Legal, professional, accounting and other SG&A 2.2 0.8 Adjusted EBITDA (non-GAAP) 45.0$ 35.1$ EBITDA Walk

Capital Structure & Liquidity Outstanding Debt Balance as of June 30, 2023 $612.7 (+/-) Net Revolver Borrowings $27.5 (+/-) Net Term Loan Borrowings ($1.1) Balance as of September 30, 2023 $639.1 Senior Redeemable Preferred Stock Balance as of June 30, 2023 $240.7 (+/-) Cash Dividend2 $6.8 (+/-) PIK Dividend $4.5 (+/-) Accretion $0.8 Balance as of September 30, 2023 $252.9 Total Debt of $639.1 million at end of Q3 2023 increased from $612.7 million in Q2 2023 ➢ Net Debt of $614.5 million increased $19.4 million compared to Q2 2023 due to acquisition activity ➢ Revolver Capacity at the end of Q3 2023 was $32.0 million ➢ LTM Adj. EBITDA1 of $163.5 million at end of Q3 2023 Preferred Stock of $252.9 million, Net of $17.8 million of Unaccreted Discounts and Issuance Costs 13 1Adjusted Gross Profit, Adjusted Gross Profit margin and Adjusted EBITDA referred in this presentation are non-GAAP measures. See slide 2 for further details 3rd Quarter (dollars in Millions) 2023 Dividend: Payment in Kind 4.54$ Cash 6.81 11.35 Accretion 0.84 12.19$ 2Paid October 2. 2023

Revised 2023 Financial Guidance 14 1Adjusted Gross Profit, Adjusted Gross Profit margin and Adjusted EBITDA referred in this presentation are non-GAAP measures. See slide 2 for further details. Total Revenue $755 to $765 million Adjusted EBITDA1 $167 to $170 million Lower Revenue guidance given top-line headwinds in SMB from declines in lower margin volumes, but increased Adjusted EBITDA guidance based on strong growth in higher margin operating segments $185.0 $556.3 $182.3 $189.0 $198.7 - $208.7 $556.3 $755.0 - $765.0 Year-to-Date 2023 Guidance $37.6 $123.7 $41.1 $45.0 $43.3 - $46.3 $123.7 $167.0 - $170.0 Year-to-Date 2023 Guidance Q3 2023 Q2 2023 Q1 2023 Q3 2023 Q2 2023 Q1 2023 Guidance Range: Guidance Range:

APPENDIX

Adjusted Gross Profit Reconciliation

The reconciliation of adjusted gross profit to its most comparable GAAP measure is provided below:

	(in Millions) Three Months Ended September 30, 2023				*(in Millions)* Three Months Ended September 30, 2022			
	SMB	B2B	Enterprise	Total	SMB	B2B	Enterprise	Total
Revenues	$ 140.1	$ 13.8	$ 35.1	$ 189.0	$ 139.9	$ 4.9	$ 21.6	$ 166.4
Costs of services (excluding depreciation and amortization)	(105.9)	(8.8)	(2.0)	(116.7)	(104.4)	(1.9)	(1.6)	(107.9)
Adjusted Gross Profit	**34.2**	**5.0**	**33.1**	**72.3**	**35.5**	**3.0**	**20.0**	**58.5**
Adjusted Gross Profit Margin	24.4%	36.2%	94.3%	38.3%	25.4%	61.2%	92.6%	35.2%
Depreciation and amortization of revenue generating assets	(1.5)	(1.1)	(0.4)	(3.0)	(1.5)	(0.9)	(0.3)	(2.7)
Gross Profit	**$ 32.7**	**$ 3.9**	**$ 32.7**	**$ 69.3**	**$ 34.0**	**$ 2.1**	**$ 19.7**	**$ 55.8**
Gross Profit Margin	23.3%	28.3%	93.2%	36.7%	24.3%	42.9%	91.2%	33.5%

	(in Millions) Nine Months Ended September 30, 2023				*(in Millions)* Nine Months Ended September 30, 2022			
	SMB	B2B	Enterprise	Total	SMB	B2B	Enterprise	Total
Revenues	$ 442.9	$ 19.5	$ 93.9	$ 556.3	$ 412.4	$ 16.1	$ 57.6	$ 486.1
Costs of services (excluding depreciation and amortization)	(337.9)	(10.2)	(5.8)	(353.9)	(308.6)	(6.7)	(4.9)	(320.2)
Adjusted Gross Profit	**105.0**	**9.3**	**88.1**	**202.4**	**103.8**	**9.4**	**52.7**	**165.9**
Adjusted Gross Profit Margin	23.7%	47.7%	93.8%	36.4%	25.2%	58.4%	91.5%	34.1%
Depreciation and amortization of revenue generating assets	(5.0)	(3.2)	(0.8)	(9.0)	(4.3)	(2.0)	(0.5)	(6.8)
Gross Profit	**$ 100.0**	**$ 6.1**	**$ 87.3**	**$ 193.4**	**$ 99.5**	**$ 7.4**	**$ 52.2**	**$ 159.1**
Gross Profit Margin	22.6%	31.3%	93.0%	34.8%	24.1%	46.0%	90.6%	32.7%

16